Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12394, 33-20194, 33-43595 and 33-52247) of
Tultex Corporation of our report dated February 11, 1998 appearing on page 19 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
April 1, 1998